Exhibit 23.1

DAVIS ACCOUNTING GROUP, P.C.
A Certified Public Accounting Firm
1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
(435) 865-2808 • FAX (435) 865-2821

Mr. Ronen Luzon, Director and President
eSimple, Inc.
17 Hamizpe Street
Shoham 60850, Israel

Dear Mr. Luzon,

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Registration Statement of eSimple, Inc. on Form S-1 of our report on the financial statements of the Company as its registered independent auditors dated September 8, 2008, as of and for the period ended June 30, 2008. We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
September 17, 2008.